SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    June 6, 2003

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey		07061-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 903-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 9. Regulation FD Disclosure.
SIGNATURE

     Item 5. Other Events

     Item 9. Regulation FD Disclosure

SIGNATURE

Item 5. Other Events.

On June 6, 2003 The Chubb Corporation announced that its Board of Directors elected Robert C. Cox to the position of Executive Vice President of Chubb & Son and head of Chubb Specialty Insurance (CSI), succeeding Ralph E. Jones III, who has accepted a position as president and chief executive officer of Arch Insurance Group, a division of Arch Capital Group Ltd. A managing director of Chubb & Son, Mr. Cox has been chief operating officer of CSI since 2001. Before that, he served as worldwide manager of Chubb’s financial institutions specialty business. He joined Chubb in 1981 as an underwriting trainee in San Francisco after graduating with a bachelor of science degree in business management/finance from San Jose State University.

“Bob Cox is a world-class underwriter and manager with broad experience in running CSI’s executive protection and financial institutions businesses,” said John D. Finnegan, President and Chief Executive Officer. “We are grateful to Ralph Jones for leading the successful integration of Chubb’s executive protection business when we acquired Executive Risk Inc., and we wish him well in his new position.”

Separately, Chubb announced that its preliminary estimate for after-tax catastrophe losses in the two months ended May 31, 2003 is $49 million ($0.28 per share). In the three months ended June 30, 2002, catastrophe losses were $7.0 million after-tax ($0.04 per share). Chubb also announced that it expects to record in the second quarter an after-tax charge of $17 million ($0.10 per share) as a result of a recent adverse arbitration decision rendered against an insurance pool in which Chubb was formerly a 5.5% participant. The decision related to a fire loss that occurred in 1995 and involved property damage and business interruption.

Item 9. Regulation FD Disclosure.

On June 6, 2003, The Chubb Corporation announced that John D. Finnegan, President and Chief Executive Officer, reaffirmed the company’s earnings guidance of $4.60 to $5.00 per share for all of 2003.

        FORWARD LOOKING INFORMATION

Certain statements in this communication may be considered to be “forward looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, such as statements that include words or phrases “will result”, “is expected to”, “will continue”, “is anticipated”, or similar expressions. Such statements are subject to certain risks, uncertainties and assumptions about our business. The factors which could cause actual results to differ materially from those suggested by any such statements include but are not limited to those discussed or identified from time to time in the Corporation’s public filings with the Securities and Exchange Commission and specifically to risks or uncertainties associated with:

•	the availability of primary and reinsurance coverage, including the implications relating to terrorism legislation and regulation;

•	global political conditions and the occurrence of any terrorist attacks, including any nuclear, biological or chemical events;

•	the outbreak of war or hostilities in other countries or regions of the world;

•	premium price increases and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;

•	our expectations with respect to cash flow projections and investment income and with respect to other income;

•	the adequacy of loss reserves including:

-	our expectations relating to insurance losses from the September 11 attack and related reinsurance recoverables;
-	our estimates relating to ultimate asbestos liabilities and related reinsurance recoverables;
-	any impact from the bankruptcy protection sought by various asbestos producers and other related businesses;
-	developments in judicial decisions or legislative actions relating to coverage and liability for asbestos and toxic waste claims;
-	developments in judicial decisions or regulatory actions relating to coverage and liability for mold claims;

•	the impact of the current economic climate on companies on whose behalf we have issued surety bonds, and in particular, on those companies that have experienced deterioration in creditworthiness;

•	the effects of disclosures by and investigations of public companies relating to possible accounting irregularities, practices in the energy and securities industries and other corporate governance issues, including:

-	the effects on the energy markets and the companies that participate in them, and in particular as they may relate to concentrations of risk in our surety business;
-	the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;
-	claims and litigation arising out of accounting and other corporate governance disclosures by other companies;
-	claims and litigation arising out of investment banking practices;
-	legislative or regulatory proposals or changes, including the changes in law and regulation implemented under the Sarbanes-Oxley Act of 2002;

•	the impact of Severe Acute Respiratory Syndrome (SARS) on business and on our ability and the ability of our agents and brokers to travel and meet with customers and prospective customers;

•	any downgrade in our claims-paying, financial strength or credit ratings;

•	general economic conditions including:

-	changes in interest rates, market credit spreads and the performance of the financial markets, generally and as they relate to credit risks assumed by the Chubb Financial Solutions unit in particular;
-	changes in domestic and foreign laws, regulations and taxes;
-	changes in competition and pricing environments;
-	regional or general changes in asset valuations;
-	the occurrence of significant weather-related or other natural or human-made disasters;
-	the inability to reinsure certain risks economically;
-	changes in the litigation environment; and
-	general market conditions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

	By:	/s/ Joanne L. Bober

		Name:	Joanne L. Bober
		Title:	Senior Vice President and General Counsel

June 6, 2003